Exhibit 3.1

Reflecting all amendments through October 20, 2016

FOURTH RESTATED BYLAWS
OF
FLIR SYSTEMS, INC.
ARTICLE I

OFFICES
1.1 Principal Office. The principal office of the corporation shall be located at 27700 SW Parkway Avenue, Wilsonville, Oregon 97070. The corporation may have such other offices as the Board of Directors may designate or as the business of the corporation may from time to time require.
1.2 Registered Office. The registered office of the corporation required by the Oregon Business Corporation Act to be maintained in the State of Oregon may be, but need not be, identical with the principal office in the State of Oregon, and the address of the registered office may be changed from time to time by the Board of Directors.
ARTICLE II

SHAREHOLDERS
2.1 Annual Meeting. The annual meeting of the shareholders shall be held during the month of May each year, unless a different date and time are fixed by the Board of Directors and stated in the notice of the meeting, beginning with the year 1994. The failure to hold an annual meeting at the time stated herein shall not affect the validity of any corporate action.
2.2 Special Meeting. Special meetings of the shareholders may be called by the President or by the Board of Directors and shall be called by the President (or in the event of absence, incapacity, or refusal of the President, by the Secretary or any other officer) at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting. The requesting shareholders shall sign, date, and deliver to the Secretary a written demand describing the purpose or purposes for holding the special meeting in accordance with Sections 2.4 and 2.12.
2.3 Place of Meetings. Meetings of the shareholders shall be held at the principal business office of the corporation or at such other place, within or without the State of Oregon, as may be determined by the Board of Directors.
2.4 Notice of Meetings. Written notice stating the date, time, and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be mailed to each shareholder entitled to vote at the meeting at the shareholder’s address shown in the corporation’s current record of shareholders, with postage thereon prepaid, not less than 10 nor more than 60 days before the date of the meeting.
2.5 Waiver of Notice. A shareholder may at any time waive any notice required by law, the Articles of Incorporation, or these Fourth Restated Bylaws. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes for filing with the corporate records.

A shareholder’s attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. The shareholder’s attendance also waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.
2.6 Record Date
(a) For the purpose of determining shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, or to vote or to take any other action, the Board of Directors may fix a future date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days before the meeting or action requiring a determination of shareholders. The record date shall be the same for all voting groups.
(b) A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.
(c) If a court orders a meeting adjourned to a date more than 120 days after the date fixed for the original meeting, it may provide that the original record date continue in effect or it may fix a new record date.
2.7 Shareholders’ List for Meeting. After the record date for a shareholders’ meeting is fixed by the Board of Directors, the Secretary of the corporation shall prepare an alphabetical list of the names of all its shareholders entitled to notice of the shareholders’ meeting. The list must be arranged by voting group and within each voting group by class or series of shares and show the address of and number of shares held by each shareholder. The shareholders’ list must be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. The corporation shall make the shareholders’ list available at the meeting, and any shareholder or the shareholder’s agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment. Refusal or failure to prepare or make available the shareholders’ list does not affect the validity of action taken at the meeting.
2.8 Quorum; Adjournment. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action in that matter. A majority of shares represented at the meeting, although less than a quorum, may adjourn the meeting from time to time to a different time and place without further notice to any shareholder of any adjournment. At such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting originally held. Once a share is represented for any purpose at a meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is set for the adjourned meeting.
2.9 Voting Requirements; Action Without Meeting. Unless otherwise provided in the Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast by the shares entitled to vote favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law or the Articles of Incorporation. If a quorum exists, directors are elected by a plurality of the votes cast by the shares entitled to vote unless otherwise provided in the

Articles of Incorporation. No cumulative voting for directors shall be permitted unless the Articles of Incorporation so provide. Action required or permitted by law to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action and delivered to the corporation for inclusion in the minutes for filing with the corporate records. Action taken under this section is effective when the last shareholder signs the consent, unless the consent specifies an earlier or later effective date. If the law requires that notice of proposed action be given to nonvoting shareholders and the action is to be taken by unanimous consent of the voting shareholders, the corporation must give its nonvoting shareholders written notice of the proposed action at least 10 days before the action is taken. The notice must contain or be accompanied by the same material that, under the Oregon Business Corporation Act, would have been required to be sent to nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.
2.10 Proxies.
(a) A shareholder may vote shares in person or by proxy by signing an appointment, either personally or by the shareholder’s attorney-in-fact. An appointment of a proxy shall be effective when received by the Secretary or other officer of the corporation authorized to tabulate votes. An appointment is valid for 11 months unless a longer period is provided in the appointment form. An appointment is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest that has not been extinguished.
(b) The death or incapacity of a shareholder appointing a proxy shall not affect the right of the corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer authorized to tabulate votes before the proxy exercises the proxy’s authority under the appointment.
2.11 Corporation’s Acceptance of Votes.
(a) If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder.
(b) If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of a shareholder, the corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if:
(i) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;
(ii) The name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;
(iii) The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

(iv) The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory’s authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment; or
(v) Two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.
(c) The corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.
(d) The shares of a corporation are not entitled to vote if they are owned, directly or indirectly, by a second corporation, and the first corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation; provided, however, a corporation may vote any shares, including its own shares, held by it in a fiduciary capacity.
(e) The corporation and its officer or agent who accepts or rejects a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of this provision shall not be liable in damages to the shareholder for the consequences of the acceptance or rejection. Corporate action based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment under this provision is valid unless a court of competent jurisdiction determines otherwise.
2.12 Notice of Business to be Conducted at Meeting. At an annual or special meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before a meeting by a shareholder who (i) is a shareholder of record on the date of the giving of the notice provided for in this Section 2.12 and on the record date for determination of shareholders entitled to vote at such meeting of shareholders and (ii) complies with the notice procedures set forth in this Section 2.12.
In addition to any other applicable requirements, for business to be properly brought before an annual or special meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the corporation. In the case of an annual meeting, to be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever occurs first. In the case of a special meeting, to be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the date of the meeting; provided, however, that in the event that less than 100 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first.

To be in proper written form, a shareholder’s notice to the Secretary shall set forth as to each matter such shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (c) the class or series and number of shares of stock of the corporation which are owned beneficially or of record by such shareholder or such beneficial owner, (d) a description of all agreements, arrangements or understandings between such shareholder or such beneficial owner and any other person or persons (including their names) with respect to the proposal of such business by the shareholder and any material interest of such shareholder or such beneficial owner in such business, (e) a description of all agreements, arrangements or understandings (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that have been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder or such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or such beneficial owner, with respect to shares of stock of the corporation (which information shall be updated by such shareholder and beneficial owner, if any, as of the record date of the meeting not later than 10 days after such record date), (f) the name in which all such shares of stock are registered on the stock transfer books of the corporation, (g) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear at the meeting in person or by proxy to submit the business specified in such notice, (h) a representation as to whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal (B) otherwise to solicit proxies from shareholders in support of such proposal, and (i) all other information relating to such shareholder, such beneficial owner, if any, or the proposed business which may be required to be disclosed under applicable law. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any meeting except in accordance with the procedures set forth in this Section 2.12.
The Chairman of the annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.12, and if the Chairman should so determine, the Chairman shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.
2.13 Proxy Access for Director Nominations. Subject to the terms of this Section 2.13, the Corporation shall include in its proxy statement and form of proxy card (together, “Proxy Materials”) for an annual meeting of stockholders the name, together with the Required Information (as defined below), of any person nominated for election (a “Stockholder Nominee”) to the board of directors by a stockholder, or by a group of no more than 20 stockholders that satisfies the requirements of this Section 2.13 (such stockholder or group of stockholders, including each member thereof to the extent the context so requires, an “Eligible Stockholder”), and that expressly elects at the time of providing the notice required by this Section 2.13 (the “Nomination Notice”) to have its nominee included in the Proxy Materials pursuant to this Section 2.13. In the event that an Eligible Stockholder consists of a group of stockholders, any and all requirements and obligations for an individual Eligible Stockholder that are set forth in these bylaws shall apply to each member of such group, except that the Required Shares (as defined below) shall apply to the ownership of the group in the aggregate. No stockholder or person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 2.13 and each Eligible Stockholder may only contribute to the Required Shares pursuant to one Nomination Notice each fiscal year. So long as they provide to the secretary of the corporation documentation reasonably satisfactory to the board of directors that demonstrates that the funds satisfy the requirements of this sentence, a group of funds that are (1) under common management and investment control, (2) under common management and funded primarily by the same employer or (3) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder for purposes of determining an Eligible Stockholder and the Required Shares.
To be timely, a Nomination Notice must be delivered to or mailed and received by the secretary of the corporation at the principal executive offices of the corporation not less than 120 days nor more than 150 days prior to the first anniversary of the date that the corporation issued its proxy statement to stockholders in connection with the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the tenth day following the day on which public announcement of the date of such annual meeting is first made.
For purposes of this Section 2.13, the “Required Information” that the corporation will include in its proxy statement is (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement by the regulations promulgated under the 1934 Act; and (ii) if the Eligible Stockholder so elects, a Statement (as defined below).
The number of Stockholder Nominees appearing in the Proxy Materials with respect to an annual meeting of stockholders shall not exceed 25% of the number of directors in office as of such day, or if the number of directors calculated in this sentence is not a whole number, the closest whole number (rounding down) below 25%. In no event will the number of Stockholder Nominees in the Proxy Materials be below one if a Nomination Notice is properly delivered pursuant to this Section 2.13. The following persons shall be considered Stockholder Nominees for purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 2.13 has been reached: (a) any person elected to the board who was a Stockholder Nominee at a preceding annual meeting and whose remaining term extends beyond the upcoming annual meeting; (b) any Stockholder Nominee whom the corporation decides to nominate as a nominee of the board of directors after a valid Nomination Notice has been submitted by an Eligible Stockholder; (c) any person nominated in accordance with the procedures set forth in Section 2.12 (whether or not such nomination is subsequently withdrawn); and (d) any Stockholder Nominee who is subsequently withdrawn.
In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.13 exceeds the maximum number of Stockholder Nominees that the corporation must include in the Proxy Materials, then each Eligible Stockholder will select one Stockholder Nominee for inclusion in the Proxy Materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of the common stock of the corporation that each Eligible Stockholder disclosed as owned in its respective Nomination Notice. If the maximum number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, then this selection process will continue as many times as necessary, following the same order each time, until the maximum number of Stockholder Nominees is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 2.13 thereafter (i) withdraws from the election (or his or her nomination is withdrawn by the applicable Eligible Stockholder) or (ii) is not submitted for director election for any reason (including because of the Eligible Stockholder’s or Stockholder Nominee’s failure to comply with this Section 2.13), then no other nominee or nominees shall be included in the Proxy Materials or otherwise submitted for director election pursuant to this Section 2.13.
For purposes of this Section 2.13, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with clauses (i) and (ii) of the previous sentence shall not include any shares (a) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale; (b) borrowed by such stockholder or any of its affiliates for any purpose or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell; or (c) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of either or both of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares; or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares of common stock of the corporation shall be deemed to continue during any period in which the person has (A) loaned such shares but only so long as the person (i) has the power to recall such loaned shares on no more than five business days’ notice, (ii) recalls such loaned shares back to its own possession not more than five business days after being notified that its Stockholder Nominee will be included in the Proxy Materials and (iii) holds the recalled shares through the date of the annual meeting of stockholders or any adjournment or postponement thereof; or (B) delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the person. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the corporation are “owned” for these purposes shall be determined by the board of directors in good faith, and such determination shall be conclusive and binding on the corporation and its stockholders.
In order to validly submit a Nomination Notice, an Eligible Stockholder must have owned continuously for at least three years that number of shares of common stock (as adjusted to account for any stock dividend, stock split, subdivision, combination, reclassification, or recapitalization) as shall constitute 3% or more of the outstanding common stock of the corporation (the “Required Shares”) as of (i) the date of the Nomination Notice; (ii) the record date for determining stockholders entitled to vote at the annual meeting of stockholders; and (iii) the date of the annual meeting of stockholders for which the Nomination Notice was submitted.
With the Nomination Notice, an Eligible Stockholder must provide the following information in writing to the secretary of the corporation:
(a)one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three year holding period) verifying that, as of the date of the Nomination Notice, the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder) owns, and has owned continuously for the preceding three years, the Required Shares;
(b)a written statement regarding the Eligible Stockholder’s intent with respect to continued ownership of the Required Shares after the date of the annual meeting of stockholders (it being understood that this statement will not be deemed to impose any obligation on the Eligible Stockholder to hold any of the Required Shares after the date of the annual meeting);
(c)the Eligible Stockholder’s agreement to provide, within five business days after the record date for the annual meeting of stockholders and on the business day immediately preceding the annual meeting of stockholders, written statements from the record holder and intermediaries verifying the continuous ownership by such Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder) of the Required Shares through and as of the record date and the business day immediately preceding the annual meeting, respectively;
(d)the information (including with respect to the Stockholder Nominees of such Eligible Stockholder) that would be required to be set forth in a stockholder’s notice of a nomination pursuant to Section 2.12;

(e)the written consent of each Stockholder Nominee to being named in the corporation’s proxy statement as a nominee and to serving as a director if elected;
(f)each Stockholder Nominee’s conditional resignation contemplated by the corporation’s Corporate Governance Guidelines, as amended from time to time;
(g)a copy of the Schedule 14N that has been or concurrently is filed with the Securities and Exchange Commission as required by Rule 14a-18 under the 1934 Act, as such rule may be amended;
(h)for each group, the name, address, phone number and email address of an individual who will act as a representative for the group and is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including any withdrawal of the nomination;
(i)a representation that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder) (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have such intent; (B) has not nominated and will not nominate for election to the board of directors at the annual meeting of stockholders any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2.13; (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting of stockholders other than its Stockholder Nominee or a nominee of the board of directors; (D) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the corporation; and (E) intends to own the Required Shares through the date of the annual meeting of stockholders; and
(j)an undertaking that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder) agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation; (B) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting of stockholders; and (C) provide to the corporation prior to the annual meeting of stockholders such additional information as necessary with respect thereto.
For avoidance of doubt, a stockholder may withdraw from a group of stockholders at any time prior to the annual meeting of stockholders. If, as a result of such withdrawal, the Eligible Stockholder no longer owns the Required Shares, then all nominations by such Eligible Stockholder shall be disregarded.
An Eligible Stockholder (or, in the case of a group, a single written statement of the group) may provide to the secretary of the corporation a single written statement for inclusion in the Proxy Materials, not to exceed 500 words, in support of the Stockholder Nominee(s) (a “Statement”). Any Statement must be provided at the same time as, and in connection with, the Nomination Notice in respect of such Stockholder Nominee. Notwithstanding anything to the contrary contained in this Section 2.13, the corporation may omit from the Proxy Materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation. Nothing in this Section 2.13 shall limit the corporation’s ability to solicit against and include in its Proxy Materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.
With the applicable Nomination Notice, a Stockholder Nominee must deliver to the secretary of the corporation a written certification that the Stockholder Nominee (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question that has not been disclosed to the corporation; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the corporation;

and (iii) if elected as a director, will comply with all of the corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies, procedures and guidelines, and any other corporation policies, procedures and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing requirement.
At the request of the corporation, the Stockholder Nominee must promptly, but in any event within five business days after such request, submit all completed and signed questionnaires required of the corporation’s directors and officers. The corporation may request such additional information as is necessary to permit the board of directors to determine if each Stockholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the corporation’s common stock is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the board of directors in determining and disclosing the independence of the corporation’s directors (the “Applicable Independence Standards”). If the board of directors determines that the Stockholder Nominee is not independent under the Applicable Independence Standards, then the Stockholder Nominee will not be eligible for inclusion in the Proxy Materials.
If any information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, then each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the secretary of the corporation of any defect in such previously provided information and of the information that is required to correct any such defect, it being understood that providing any such notification shall not be deemed to cure any such defect or limit the Corporation’s right to omit a Stockholder Nominee from the Proxy Materials pursuant to this Section 2.13.
The corporation shall not be required to include any Stockholder Nominees in the Proxy Materials for any annual meeting of stockholders (i) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in a, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act in support of the election of any individual as a director at the annual meeting of stockholders other than its Stockholder Nominee(s) or a nominee of the board of directors; (ii) who is not independent under the Applicable Independence Standards, as determined in good faith by the board of directors; (iii) whose election as a member of the board of directors would cause the corporation to be in violation of these bylaws, its certificate of incorporation, the listing standards of the principal exchange upon which the corporation’s common stock is traded, or any applicable law, rule or regulation; (iv) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, or is presently a nominee for director (or comparable position) at a competitor; (v) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years; (vi) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended; (vii) if such Stockholder Nominee or the Eligible Stockholder shall have provided information to the corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined in good faith by the board of directors; or (viii) if the Eligible Stockholder or Stockholder Nominee otherwise contravenes any of the agreements or representations made by such Eligible Stockholder or Stockholder Nominee or fails to comply with its obligations pursuant to this Section 2.13.
Notwithstanding anything to the contrary set forth herein, the board of directors or the chairperson presiding at the annual meeting of stockholders shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation, if the Stockholder Nominee(s), the applicable Eligible Stockholder or both shall have breached its or their obligations, agreements or representations under this Section 2.13, as determined in good faith by the board of directors or the chairperson presiding at the annual meeting of stockholders.

The Eligible Stockholder (including any person who owns shares of common stock of the corporation that constitute part of the Eligible Stockholder’s ownership for purposes of satisfying the requirements of this Section 2.13) shall file with the Securities and Exchange Commission any solicitation or other communication with the corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the 1934 Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the 1934 Act.
For the avoidance of doubt, this Section 2.13 shall not prevent any stockholder from nominating any person to the board of directors pursuant to and in accordance with Section 2.12 of these bylaws.
The board of directors (or a duly authorized committee thereof) shall have the exclusive power and authority to interpret the provisions of this Section 2.13 and make all determinations deemed necessary or advisable in connection with Section 2.13. For purposes of applying the requirements of this Section 2.13, the number of Required Shares required to be owned by any person or persons during any time period shall be adjusted, in the manner determined in good faith by the board of directors (including any authorized committee thereof) or by the secretary of the corporation, to account for any stock dividend, stock split, subdivision, combination, reclassification, or recapitalization of shares of the corporation. All such actions, interpretations and determinations shall be final, conclusive and binding on the corporation, the stockholders and all other parties.
This Section 2.13 is the exclusive method for stockholders to include nominees for director in the Proxy Materials.
ARTICLE III

BOARD OF DIRECTORS
3.1 Duties. All corporate powers shall be exercised by or under the authority of the Board of Directors and the business and affairs of the corporation shall be managed by or under the direction of the Board of Directors.
3.2 Number and Qualification. As set forth in the Fourth Restated Articles of Incorporation, the number of directors of the corporation shall be not less than five nor more than twelve, and within such limits, the exact number shall be fixed and increased or decreased from time to time by resolution of the Board of Directors. []At each annual meeting of shareholders after the 2014 annual meeting, directors elected to succeed those directors whose terms expire shall be elected to serve for one-year terms and until their successors are elected and qualified, so that the term of each director will expire each year. When the number of directors is changed within the limits provided herein, any newly created directorships, or any decrease in directorships, shall be so apportioned among the classes as to make all classes as nearly equal as possible, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent directors. Directors need not be residents of the State of Oregon or shareholders of the corporation.
3.3 Chairman of the Board of Directors. The directors may elect a director to serve as Chairman of the Board of Directors to preside at all meetings of the Board of Directors and to fulfill any other responsibilities delegated by the Board of Directors.
3.4 Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Section 3.4 immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Oregon, for the holding of additional regular meetings without other notice than the resolution.

3.5 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Oregon, as the place for holding any special meeting of the Board of Directors called by them.
3.6 Notice. Notice of the date, time, and place of any special meeting of the Board of Directors shall be given at least three days prior to the meeting by any means provided by law. If mailed, notice shall be deemed to be given upon deposit in the United States mail addressed to the director at the director’s business address, with postage thereon prepaid. If by telegram, notice shall be deemed to be given when the telegram is delivered to the telegraph company. Notice by all other means shall be deemed to be given when received by the director or a person at the director’s business or residential address whom the person giving notice reasonably believes will deliver or report the notice to the director within 24 hours. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
3.7 Waiver of Notice. A director may at any time waive any notice required by law, the Articles of Incorporation, or these Fourth Restated Bylaws. Unless a director attends or participates in a meeting, a waiver must be in writing, must be signed by the director entitled to notice, must specify the meeting for which notice is waived, and must be filed with the minutes or corporate records.
3.8 Quorum. A majority of the number of directors fixed by Section 3.2 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.
3.9 Manner of Acting.
(a) The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a different number is provided by law, the Articles of Incorporation, or these Fourth Restated Bylaws.
(b) Members of the Board of Directors may hold a board meeting by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting.
(c) Any action that is required or permitted to be taken by the directors at a meeting may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors entitled to vote on the matter. The action shall be effective on the date when the last signature is placed on the consent or at such earlier or later time as is set forth therein. Such consent, which shall have the same effect as a unanimous vote of the directors, shall be filed with the minutes of the corporation.
3.10 Vacancies. Any vacancy, including a vacancy resulting from an increase in the number of directors, occurring on the Board of Directors may be filled by the shareholders, the Board of Directors, or the affirmative vote of a majority of the remaining directors if less than a quorum of the Board of Directors, or by a sole remaining director. If the vacant office is filled by the shareholders and was held by a director elected by a voting group of shareholders, then only the holders of shares of that voting group are entitled to vote to fill the vacancy. Any directorship not so filled by the directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A director elected to fill a vacancy shall be elected to serve until the next annual meeting of shareholders and until a successor shall be duly elected and qualified. A vacancy that will occur at a specific later date, by reason of a resignation or otherwise, may be filled before the vacancy occurs, and the new director shall take office when the vacancy occurs.
3.11 Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.
3.12 Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors shall be presumed to have assented to the action taken (a) unless the director’s dissent to the action is entered in the minutes of the meeting, (b) unless a written dissent to the action is filed with the person acting as the secretary of the meeting before the adjournment thereof or forwarded by certified or registered mail to the Secretary of the corporation immediately after the adjournment of the meeting or (c) unless the director objects at the meeting to the holding of the meeting or transacting business at the meeting. The right to dissent shall not apply to a director who voted in favor of the action.
3.13 Director Conflict of Interest.
(a) A transaction in which a director of the corporation has a direct or indirect interest shall be valid notwithstanding the director’s interest in the transaction if the material facts of the transaction and the director’s interest are disclosed or known to the Board of Directors or a committee thereof and it authorizes, approves, or ratifies the transaction by a vote or consent sufficient for the purpose without counting the votes or consents of directors with a direct or indirect interest in the transaction; or the material facts of the transaction and the director’s interest are disclosed or known to shareholders entitled to vote and they, voting as a single group, authorize, approve, or ratify the transaction by a majority vote; or the transaction is fair to the corporation.
(b) A conflict of interest transaction may be authorized, approved, or ratified if it receives the affirmative vote of a majority of directors on the Board of Directors or a committee thereof who have no direct or indirect interest in the transaction. If a majority of such directors vote to authorize, approve, or ratify the transaction, a quorum is present for the purpose of taking action.
(c) A conflict of interest transaction may be authorized, approved, or ratified by a majority vote of shareholders entitled to vote thereon. Shares owned by or voted under the control of a director or an entity controlled by a director who has a direct or indirect interest in the transaction are entitled to vote with respect to a conflict of interest transaction. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction constitutes a quorum for the purpose of authorizing, approving, or ratifying the transactions.
(d) A director has an indirect interest in a transaction if (i) another entity in which the director has a material financial interest or in which the director is a general partner is a party to the transaction or (ii) another entity of which the director is a director, officer, or trustee is a party to the transaction and the transaction is or should be considered by the Board of Directors.
3.14 Removal. All or any number of the directors of the corporation may be removed only for cause and at a meeting of shareholders called expressly for that purpose, by the vote of a majority of the votes then entitled to be cast for the election of directors. At any meeting of shareholders at which one or more directors are removed, a majority of votes then entitled to be cast for the election of directors may fill any vacancy created by such removal.

If any vacancy created by removal of a director is not filled by the shareholders at the meeting at which the removal is effected, such vacancy may be filled by a majority vote of the remaining directors.
3.15 Resignation. Any director may resign by delivering written notice to the Board of Directors, its chairperson, or the corporation. Such resignation shall be effective at the earliest of the following, unless the notice specifies a later effective date, (a) on receipt, (b) five days after its deposit in the United States mails, if mailed postpaid and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by addressee. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors.
3.16 Nominations for Election to Board of Directors. Only persons who are nominated in accordance with the procedures set forth in this Section 3.16 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the corporation who (i) is a shareholder of record on the date of the giving of the notice provided for in this Section 3.16 and on the record date for determination of shareholders entitled to vote on the election of directors at such meeting and (ii) complies with the notice procedures set forth in this Section 3.16.
In addition to any other applicable requirements, such nominations, other than (i) nominations made by or at the direction of the Board of Directors and (ii) nominations submitted by one or more shareholders in accordance with the requirements under Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Proxy Rules”) governing director nominations submitted by shareholders for inclusion in the corporation’s proxy materials (as to which the requisite timing and form of notice thereof shall be governed by the Proxy Rules and not the provisions of this Section 3.16), shall be made pursuant to timely notice in proper written form to the Secretary of the corporation. In the case of an annual meeting, to be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever occurs first. In the case of a special meeting, to be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the date of the meeting; provided, however, that in the event that less than 100 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first.
To be in proper written form, such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock of the corporation which are owned beneficially or of record by such person, and (iv) any other information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving the notice, (i) the name and address, as they appear on the corporation’s books, of such shareholder and the beneficial owner, if any, on whose behalf the nomination is made, (ii) the class or series and number of shares of stock of the corporation which are owned beneficially or of record by such shareholder or such beneficial owner, (iii) a description of all agreements, arrangements or understandings between such shareholder or such beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a description of all agreements, arrangements or understandings (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that have been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder or such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or such beneficial owner, with respect to shares of stock of the corporation (which information shall be updated by such shareholder and beneficial owner, if any, as of the record date of the meeting not later than 10 days after such record date), (v) the name in which all such shares of stock are registered on the stock transfer books of the corporation, (vi) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear at the meeting in person or by proxy to submit the nomination specified in such notice, (vii) a representation as to whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to elect the nominee and/or (B) otherwise to solicit proxies from shareholders in support of such nomination, and (viii) all other information relating to such shareholder, such beneficial owner, if any, or the proposed nomination which may be required to be disclosed under applicable law. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 3.16.
A shareholder seeking to submit such nomination at a shareholder meeting shall promptly provide any other information reasonably requested by the corporation. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. In addition, the Board of Directors may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.
The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section 3.16, and if the Chairman should so determine, the Chairman shall so declare to the meeting, and the defective nomination shall be disregarded.
ARTICLE IV

EXECUTIVE COMMITTEE AND OTHER COMMITTEES
4.1 Designation of Executive Committee. The Board of Directors may designate two or more directors to constitute an executive committee. The designation of an executive committee, and the delegation of authority to it, shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. No member of the executive committee shall continue to be a member thereof after ceasing to be a director of the corporation. The Board of Directors shall have the power at any time to increase or decrease the number of members of the executive committee, to fill vacancies thereon, to change any member thereof, and to change the functions or terminate the existence thereof. The creation of the executive committee and the appointment of members to it shall be approved by a majority of the directors in office when the action is taken, unless a greater number is required by the Articles of Incorporation or these Fourth Restated Bylaws.

4.2 Powers of Executive Committee. During the interval between meetings of the Board of Directors, and subject to such limitations as may be imposed by resolution of the Board of Directors, the executive committee may have and may exercise all the authority of the Board of Directors in the management of the corporation, provided that the committee shall not have the authority of the Board of Directors with respect to the following matters: authorizing distributions; approving or proposing to the shareholders actions that are required to be approved by the shareholders under the Articles of Incorporation or these Fourth Restated Bylaws or by law; filling vacancies on the Board of Directors or any committee thereof; amending the Articles of Incorporation; adopting, amending, or repealing bylaws; approving a plan of merger not requiring shareholder approval; authorizing or approving a reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; authorizing or approving the issuance or sale or contract for sale of shares or determining the designation and relative rights, preferences, and limitations of a class or series of shares except within limits specifically prescribed by the Board of Director.
4.3 Procedures; Meetings; Quorum.
(a) The Board of Directors shall appoint a chairperson from among the members of the executive committee and shall appoint a secretary who may, but need not, be a member of the executive committee. The chairperson shall preside at all meetings of the executive committee and the secretary of the executive committee shall keep a record of its acts and proceedings, which shall be filed with the minutes of the corporation.
(b) Regular meetings of the executive committee, of which no notice shall be necessary, shall be held on such days and at such places as shall be fixed by resolution adopted by the executive committee. Special meetings of the executive committee shall be called at the request of the President or of any member of the executive committee, and shall be held upon such notice as is required by these Fourth Restated Bylaws for special meetings of the Board of Directors.
(c) Attendance of any member of the executive committee at a meeting shall constitute a waiver of notice of the meeting. A majority of the executive committee, from time to time, shall be necessary to constitute a quorum for the transaction of any business, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the executive committee. Members of the executive committee may hold a meeting of such committee by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at the meeting.
(d) Any action that is required or permitted to be taken at a meeting of in the executive committee may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all members of the executive committee entitled to vote on the matter. The action shall be effective on the date when the last signature is placed on the consent or at such earlier or later time as is set forth therein. Such consent, which shall have the same effect as a unanimous vote of the members of the executive committee, shall be filed with the minutes of the corporation.
(e) The Board of Directors may approve a reasonable fee for the members of the executive committee as compensation for attendance at meetings of the executive committee.
4.4 Other Committees. By the approval of a majority of the directors when the action is taken (unless a greater number is required by the Articles of Incorporation), the Board of Directors, by resolution, may create one or more additional committees, appoint directors to serve on them, and define the duties of such committee or committees. Each such committee shall have two or more members, who shall serve at the pleasure of the Board of Directors. Such additional committee or committees, shall not have the powers proscribed in Section 4.2.
ARTICLE V

OFFICERS
5.1 Number. The officers of the corporation shall be a President and a Secretary. Such other officers and assistant officers as are deemed necessary or desirable may be appointed by the Board of Directors and shall have such powers and duties prescribed by the Board of Directors or the officer authorized by the Board of Directors to prescribe the duties of other officers. A duly appointed officer may appoint one or more officers or assistant officers if such appointment is authorized by the Board of Directors. Any two or more offices may be held by the same person.
5.2 Appointment and Term of Office. The officers of the corporation shall be appointed annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the shareholders. If the officers shall not be appointed at the meeting, a meeting shall be held as soon thereafter as is convenient for such appointment of officers. Each officer shall hold office until a successor shall have been duly appointed and qualified or until the officer’s death, resignation, or removal.
5.3 Qualification. An officer need not be a director, shareholder, or a resident of the State of Oregon.
5.4 Resignation and Removal. An officer may resign at any time by delivering notice of such resignation to the corporation. A resignation is effective on receipt unless the notice specifies a later effective date. If the corporation accepts a specified later effective date, the Board of Directors may fill the pending vacancy before the effective date, but the successor may not take office until the effective date. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors. Any officer appointed by the Board of Directors may be removed at any time with or without cause. Appointment of an officer shall not of itself create contract rights. Removal or resignation of an officer shall not affect the contract rights, if any, of the corporation or the officer.
5.5 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board of Directors for the unexpired portion of the term.
5.6 President. The President shall be the chief executive officer of the corporation and shall be in general charge of its business and affairs, subject to the control of the Board of Directors. The President shall preside at all meetings of shareholders and at all meetings of directors (unless there is an acting Chairman of the Board presiding at the meeting). The President may execute on behalf of the corporation all contracts, agreements, stock certificates, and other instruments. The President shall from time to time report to the Board of Directors all matters within the President’s knowledge affecting the corporation that should be brought to the attention of the Board of Directors. The President shall vote all shares of stock in other corporations owned by the corporation and is empowered to execute proxies, waivers of notice, consents, and other instruments in the name of the corporation with respect to such stock. The President shall perform other duties assigned by the Board of Directors.
5.7 Vice Presidents. In the absence of the President or in the event of the President’s death or inability or refusal to act, the Vice President (or, in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election), if any, shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President shall perform other duties assigned by the President or by the Board of Directors.

5.8 Secretary. The Secretary shall prepare the minutes of all meetings of the directors and shareholders, shall have custody of the minute books and other records pertaining to the corporate business, and shall be responsible for authenticating the records of the corporation. The Secretary shall countersign all instruments requiring the seal of the corporation and shall perform other duties assigned by the Board of Directors. In the event no Vice President exists to succeed to the President under the circumstances set forth in Section 5.7 above, the Secretary shall make such succession.
5.9 Assistant Secretaries. The Assistant Secretaries, when authorized by the Board of Directors or these Fourth Restated Bylaws, may sign, with the President or Vice President, certificates for shares of the corporation the issuance of which shall have been authorized by resolution of the Board of Directors. The Assistant Secretaries shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries shall, in general, perform such duties as shall be specifically assigned to them in writing by the President or the Board of Directors.
5.10 Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary because the officer is also a director of the corporation.
ARTICLE VI

ISSUANCE OF SHARES
6.1 Certificates for Shares.
(f) Certificates representing shares of the corporation shall be in any form determined by the Board of Directors consistent with the Oregon Business Corporation Act and these Bylaws; provided that any shares of the corporation may be uncertificated, whether upon original issuance, reissuance or subsequent transfer. Shares represented by certificates shall be signed, either manually or in facsimile, by two officers of the corporation, at least one of whom shall be the President or a Vice President, and may be sealed with the seal of the corporation, if any, or a facsimile thereof. The signatures of officers upon a certificate may be facsimiles if the certificate is countersigned on behalf of a transfer agent or by a registrar other than the corporation itself or an employee of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name and mailing address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. Each shareholder shall have the duty to notify the corporation of his or her mailing address. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of certificated shares shall be identical.
(g) Every certificate for shares of stock that are subject to any restriction on transfer pursuant to the Articles of Incorporation, these Bylaws, applicable securities laws, agreements among or between shareholders, or any agreement to which the corporation is a party shall have conspicuously noted on the face or back of the certificate either (i) the full text of the restriction or (ii) a statement of the existence of such restriction and that the corporation retains a copy of the restriction. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either (i) the full text of the designations, relative rights, preferences, and limitations of the shares of each class and series authorized to be issued and the authority of the Board of Directors to determine variations for future series or (ii) a statement of the existence of such designations, relative rights, preferences, and limitations and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

6.2 Transfer of Shares. A transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by the holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by the holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with its transfer agent, if any, and on surrender for cancellation of the certificate for such shares or upon proper instruction from the holder of uncertificated shares. All certificates surrendered to the corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors prescribes. Upon receipt of proper transfer instructions from the holder of uncertificated shares, the corporation shall cancel such uncertificated shares and issue new equivalent uncertificated shares, or, upon such holder’s request, certificated shares, to the person entitled thereto, and record the transaction upon its books. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.
6.3 Transfer Agent and Registrar. The Board of Directors may from time to time appoint one or more transfer agents and one or more registrars for the shares of the corporation, with such powers and duties as the Board of Directors determines by resolution. The signatures of officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or by a registrar other than the corporation itself or an employee of the corporation.

6.4 Officer Ceasing to Act. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.
ARTICLE VII
CONTRACTS, LOANS, CHECKS, AND OTHER INSTRUMENTS
7.1 Contracts. The Board of Directors may authorize any officer or officers and agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.
7.2 Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.
7.3 Checks; Drafts. All checks, drafts, or other orders for the payment of money and notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers and agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.
7.4 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.
ARTICLE VIII
EXCLUSIVE FORUM

Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the corporation to the corporation or the corporation’s shareholders, (iii) any action asserting a claim against the corporation or any director or officer or other employee of the corporation arising pursuant to any provision of the Oregon Business Corporation Act or the Articles of Incorporation or these Fourth Restated Bylaws (as either may be amended or restated from time to time), or (iv) any action asserting a claim against the corporation or any director or officer or other employee of the corporation governed by the internal affairs doctrine shall be a state court located within the State of Oregon (or, if no state court located within the State of Oregon has jurisdiction, the federal district court for the District of Oregon).
ARTICLE IX

MISCELLANEOUS PROVISIONS
9.1 Seal. The Board of Directors from time to time may provide for a seal of the corporation, which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation and the words “Corporate Seal.”
9.2 Severability. Any determination that any provision of these Fourth Restated Bylaws is for any reason inapplicable, invalid, illegal, or otherwise ineffective shall not affect or invalidate any other provision of these Fourth Restated Bylaws.
9.3 Oregon Control Share Act Not Applicable. ORS 60.801 to 60.816 do not apply to acquisitions of voting shares of the corporation.
ARTICLE X

AMENDMENTS
These Fourth Restated Bylaws may be altered, amended, or repealed and new bylaws may be adopted by the Board of Directors at any regular or special meeting, subject to repeal or change by action of the shareholders of the corporation.